UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2008

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West
Everett, Washington
	www.intermec.com	98203-1264
	(Address of principal executive offices and internet site)	(Zip Code)

(425) 265-2400
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On December 3, 2008, Intermec, Inc.’s wholly-owned subsidiary, Intermec Technologies Corporation (collectively, “we”, “us” or “Intermec”), entered into a Manufacturing Services Framework Agreement (the “Agreement”) with Venture Corporation Limited (SGX: VENM.SI) and its affiliates (“Venture”).

The Agreement implements our previously announced decision to relocate the final assembly of our products from our facilities in Everett, Washington to Venture’s facilities in Asia.  That announcement was disclosed in our Current Report on Form 8-K filed on July 10, 2008.

Under the Agreement, Venture will be our exclusive manufacturer of substantially all of our current products at Venture’s facilities in Malaysia and Singapore.  Venture’s manufacturing services will include material and component procurement and equipment manufacturing, testing, packaging and shipment of finished goods.  Venture will generally purchase and own raw material, component, and finished goods inventories, but in certain limited circumstances, Intermec may take ownership of portions of those inventories.

The Agreement provides that Intermec products introduced to the marketplace after the effective date of the Agreement will not be automatically included in the Agreement, but they may be included by mutual agreement.   The Agreement does not require Intermec to purchase any minimum quantities of any its products, whether such quantities are expressed in units, U.S. dollars or any other currencies.

The Agreement’s initial term expires on December 31, 2011 but Intermec may, at its sole discretion, extend the term up to two additional one-year periods upon written notice to Venture at least 90 days prior to the expiration of the initial term or any anniversary thereof while the Agreement is still in effect. We may also terminate the Agreement for our convenience prior to its scheduled expiration upon 180 days’ prior notice to Venture.  However, if we terminate the Agreement for our convenience, we would be required to compensate Venture for certain costs.

If the Agreement expires or is terminated for any reason, Intermec has the option of extending Venture’s performance on the same terms and conditions as those set forth in the Agreement for a transition period of up to two years from the date of termination.

Under an earlier manufacturing services contract, Venture has been manufacturing printed circuit board assemblies and some finished goods.  The Agreement supersedes and replaces the earlier manufacturing services contract.

The foregoing description of the Agreement terms is qualified in its entirety by reference to the actual terms of the Agreement, which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: December 5, 2008	By: /s/Janis L. Harwell Janis L. Harwell Senior Vice President, General Counsel and Corporate Secretary